Exhibit 10.2

Morgan Lewis Draft – 06/08/22

AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) is entered into as of June [  ], 2022 by and among CARPARTS.COM, INC., a Delaware corporation (“Company”), PARTSBIN, INC., a Delaware corporation (“PartsBin”), LOCAL BODY SHOPS, INC., a Delaware corporation (“Local Body Shops”), PRIVATE LABEL PARTS, INC., a Delaware corporation (“Private Label Parts”), WHITNEY AUTOMOTIVE GROUP, INC., a Delaware corporation (“Whitney Auto”), PARTSCO, LLC, a Delaware limited liability company (“PartsCo”, and together with the Company, PartsBin, Local Body Shops, Private Label Parts and Whitney Auto, collectively, “Borrowers” and each individually a “Borrower”), LOBO MARKETING, INC., a Texas corporation (“Lobo”), PACIFIC 3PL, INC., a Delaware corporation (“Pacific”), GO FIDO, INC., a Delaware corporation (“Fido”), and AUTOMOTIVE SPECIALTY ACCESSORIES AND PARTS, INC., a Delaware corporation (“Specialty” and together with Lobo, Pacific and Fido, the “Other Loan Parties” and each of the Other Loan Parties, together with the Borrowers, each a “Grantor”, and collectively, the “Grantors”), and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent (the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below.

Recitals

WHEREAS, in connection with and as required by the Credit Agreement dated as of April 26, 2012 among the Borrowers (other than PartsCo), the Other Loan Parties and the Administrative Agent (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Original Credit Agreement”), the Grantors (other than PartsCo) entered into a Pledge and Security Agreement dated as of April 26, 2012 (the “Original Security Agreement”).

WHEREAS, (a) the Borrowers, the Other Loan Parties, the Administrative Agent and the other Secured Parties are entering are entering into an Amended and Restated Credit Agreement dated as of the date hereof (as it may be amended, restated, amended and restated or otherwise modified from time to time, the “Credit Agreement”) which amends and restates the Original Credit Agreement in its entirety, and (b) it is a condition precedent to the effectiveness of the Credit Agreement that the Original Security Agreement be amended and restated in its entirety in the form of this Agreement.

NOW, THEREFORE, in consideration of the above premises, the parties hereto hereby agree that the Original Security Agreement is hereby amended and restated in its entirety to read as follows:.

ARTICLE I
DEFINITIONS

1.1.          Terms Defined in Credit Agreement.  All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

1.2.          Terms Defined in UCC.  The following terms are used herein as defined in Article 9 of the UCC: Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, and Supporting Obligations.  The terms “Securities Accounts” and “Securities” are used herein as defined in Article 8 of the UCC.

1.3.         Definitions of Certain Terms Used Herein.  As used in this Security Agreement, in addition to the terms defined above and in the Preliminary Statement, the following terms shall have the following meanings:

“Accounts” means (a) “accounts” as defined in Article 9 of the UCC and (b) all payment intangibles and all other rights to payment of a monetary obligation, whether or not earned by performance (i) consisting of amounts owing from credit card processors, e-commerce services providers or electronic payment services providers and all rights under contracts relating to the creation or collection of such payment intangibles, (ii) for property that has been or is to be sold, leased licensed, assigned or otherwise disposed of, and (iii) services rendered or to be rendered.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Assigned Contracts” means, collectively, all of the Grantors’ rights and remedies under, and all moneys and claims for money due or to become due to any Grantor under any material contracts, and any and all amendments, supplements, extensions, and renewals thereof including all rights and claims of the Grantors now or hereafter existing: (a) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing agreements; (b) for any damages arising out of or for breach or default under or in connection with any of the foregoing contracts; (c) to all other amounts from time to time paid or payable under or in connection with any of the foregoing agreements; or (d) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

“Collateral” shall have the meaning set forth in Article II.

“Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance satisfactory to the Administrative Agent, between the Administrative Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Collateral Deposit Account” shall have the meaning set forth in Section 7.1(a).

“Collateral Report” means any certificate (including any Borrowing Base Certificate), report or other document delivered by any Grantor to the Administrative Agent or any Lender with respect to the Collateral pursuant to any Loan Document.

“Collection Account” shall have the meaning set forth in Section 7.1(b).

“Confirmatory Grant” shall have the meaning set forth in Section 3.10(e).

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask works, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Deposit Account Control Agreement” means an agreement, in form and substance satisfactory to the Administrative Agent, among any Loan Party, a banking institution holding such Loan Party’s funds, and the Administrative Agent with respect to collection and control of all deposits and balances held in a deposit account maintained by such Loan Party with such banking institution.

“Dominion Trigger Period” means the period (a) commencing on the date that (i) an Event of Default occurs or (ii) Excess Availability is less than 12% of the Aggregate Revolving Commitment for any three (3) consecutive Business Days and (b) continuing until, during the preceding sixty (60) consecutive days, no Event of Default existed and Excess Availability has been greater than 12% of the Aggregate Revolving Commitment at all times.

“Event of Default” means an event described in Section 5.1.

“Excluded Accounts” means the collective reference to: (a) the Deposit Accounts of Grantors specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the Grantors’ employees (provided that the amount on deposit in such accounts does not exceed the then current amount of such payroll, payroll taxes and other employee wage and benefit obligations); and (b) a Deposit Account or Securities Account containing not more than $500,000 at any one time; provided, however, that the aggregate amount of funds and the fair market value of all other assets contained in all such Deposit Accounts or Securities Accounts referred to in this clause (b) shall not exceed $500,000 at any one time.

“Excluded Collateral” shall mean:

(i)
voting Equity Interests of any foreign Subsidiary, solely to the extent that such Equity Interests represent more than 65% of the outstanding voting Equity Interests of such foreign Subsidiary (provided that the foregoing exclusion shall in no way be construed to limit, impair, or otherwise affect any of the Administrative Agent’s or any other Lender’s continuing security interests in and Liens upon any rights or interests of any Grantor in or to monies due or to become due under or in connection with any Equity Interests or any proceeds from the sale or other disposition of any such Equity Interests);

(ii)
any asset only to the extent and for so long as the terms of any Requirement of Law of a Governmental Authority applicable thereto validly prohibit the creation by a Grantor of a security interest in such asset in favor of the Administrative Agent (after giving effect to the UCC of any applicable jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity);

(iii)
margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System of the United States (“FRB”)) to the extent the creation of a security interest therein in favor of the Administrative Agent will result in a violation of Regulation U issued by the FRB;

(iv)
any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law, provided that upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall not be considered Excluded Collateral; and

(v)
fixed or capital assets (including, without limitation, Equipment or Real Property) owned by any Grantor on the date hereof or hereafter acquired that is subject to a Lien permitted by the Credit Agreement securing a purchase money obligation or Capital Lease Obligation, in each case, permitted by the Credit Agreement if the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capital Lease Obligation) validly prohibits the creation of any other Lien on such fixed or capital assets; provided that, notwithstanding anything to the contrary, the foregoing exclusion shall not apply  if such prohibition is unenforceable under, or would be rendered ineffective pursuant to, Sections 9-406, 9-407 or 9-408 of the UCC as applicable and as then in effect in any relevant jurisdiction; provided further that, notwithstanding anything to the contrary, immediately upon the ineffectiveness, lapse or termination (including on account of any consent) of any such provision, such Grantor shall be deemed to have granted a security interest in, all its right, title and interests in and to such fixed or capital asset as if such provision had never been in effect;

provided, that, the foregoing exclusions of this definition shall in no way be construed to limit, impair, or otherwise affect any of Administrative Agent’s or any other Lender’s continuing security interests in and Liens upon any rights or interests of any Grantor in or to (1) monies due or to become due under or in connection with any such assets, or (2) any proceeds from the sale, license, lease, or other dispositions of any such assets.

“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Industrial Designs, Software, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.

“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to internet domain names.

“IP Ancillary Rights” means, with respect to any Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property throughout the world, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right throughout the world.

“IP License” means all contractual obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property.

 “Lenders” means the lenders party to the Credit Agreement and their successors and assigns.

“Liabilities” means all claims (including intraparty claims), actions, suits, judgments, demands, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, Taxes, commissions, charges, disbursements and expenses (including those incurred upon any appeal or in connection with the preparation for and/or response to any subpoena or request for document production relating thereto), in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“Lock Boxes” shall have the meaning set forth in Section 7.1(a).

“Lock Box Agreements” shall have the meaning set forth in Section 7.1(a).

“Material Intellectual Property” means Intellectual Property that is owned by or licensed to any Grantor and necessary and material to the conduct of such Grantor’s business.

“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to letters patent and applications therefor.

 “Pledged Collateral” means all Instruments, Securities and other Investment Property of the Grantors, whether or not physically delivered to the Administrative Agent pursuant to this Security Agreement.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Required Secured Parties” means (a) prior to an acceleration of the Obligations under the Credit Agreement, the Required Lenders, (b) after an acceleration of the Obligations under the Credit Agreement but prior to the date upon which the Credit Agreement has terminated by its terms and all of the obligations thereunder have been Paid in Full, Lenders holding in the aggregate at least 66⅔% of the total of the Aggregate Credit Exposure, and (c) after the Credit Agreement has terminated by its terms and all of the Obligations thereunder have been Paid in Full (whether or not the Obligations under the Credit Agreement were ever accelerated), the Secured Parties holding in the aggregate at least 66⅔% of the aggregate net early termination payments and all other amounts then due and unpaid from any Grantor to the Secured Parties in respect of the Secured Obligations, as determined by the Administrative Agent in its reasonable discretion.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Security Agreement Supplement” shall mean any Security Agreement Supplement to this Security Agreement in substantially the form of Annex I hereto executed by an entity that becomes a Grantor under this Security Agreement after the date hereof.

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which the Grantors now have or hereafter acquire any right, issued by an issuer of such Equity Interest.

“Trademarks” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

“Trade Secrets” mean all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to proprietary, confidential and/or non-public information, however documented, including but not limited to confidential ideas, know-how, concepts, methods, processes, formulae, reports, data, customer lists, mailing lists, business plans and all other trade secrets.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of  New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Administrative Agent’s or any Secured Party’s Lien on any Collateral.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II
GRANT OF SECURITY INTEREST

Each Grantor hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”), including:

(i)	all Accounts;
(ii)	all Chattel Paper;
(iii)	all Copyrights, Patents and Trademarks;
(iv)	all Documents;
(v)	all Equipment;
(vi)	all Fixtures;
(vii)	all General Intangibles;
(viii)	all Goods;
(ix)	all Instruments;
(x)	all Inventory;
(xi)	all Investment Property;
(xii)	all cash or cash equivalents;
(xiii)	all letters of credit, Letter-of-Credit Rights and Supporting Obligations;
(xiv)	all Deposit Accounts with any bank or other financial institution;
(xv)	all Commercial Tort Claims described on Exhibit J, as supplemented by any written notification given by any Grantor to the Administrative Agent pursuant to Section 4.8;
(xvi)	all Assigned Contracts; and
(xvii)
all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

to secure the prompt and complete payment and performance of the Secured Obligations.  Notwithstanding anything contained herein to the contrary, the term “Collateral” shall not include any Excluded Collateral; provided, that if and when any property shall cease to be Excluded Collateral, such property shall be deemed at all times from and after such date to constitute Collateral.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants, and each Grantor that becomes a party to this Security Agreement pursuant to the execution of a Security Agreement Supplement represents and warrants (after giving effect to supplements, if any, to each of the Exhibits hereto with respect to such Grantor as attached to such Security Agreement Supplement), to the Administrative Agent and the Secured Parties that:

3.1.          Title, Authorization, Validity, Enforceability, Perfection and Priority.  Such Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1(e), and has full power and authority to grant to the Administrative Agent the security interest in the Collateral pursuant hereto.  The execution and delivery by such Grantor of this Security Agreement has been duly authorized by proper corporate, limited liability company, or partnership proceedings of such Grantor (as applicable), and this Security Agreement constitutes a legal valid and binding obligation of such Grantor and creates a security interest which is enforceable against such Grantor in all Collateral it now owns or hereafter acquires, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.  When financing statements have been filed in the appropriate offices against such Grantor in the locations listed on Exhibit H, the Administrative Agent will have a fully perfected first priority security interest in that Collateral of such Grantor in which a security interest may be perfected by filing, subject only to Liens permitted under Section 4.1(e).

3.2.         Type and Jurisdiction of Organization, Organizational and Identification Numbers.  The type of entity of such Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number are set forth on Exhibit A.

3.3.          Principal Location.  Such Grantor’s mailing address, which shall be its address for notices and other communications provided for herein and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business) as of the Effective Date, is disclosed in Exhibit A; such Grantor has had no chief executive office during the five (5) years preceding the Effective Date and no other places of business except those set forth in Exhibit A.

3.4.           Collateral Locations.  On the date hereof, all of such Grantor’s locations where Collateral is located (other than Inventory in-transit in the ordinary course of business) are listed on Exhibit A.  All of said locations are owned by such Grantor except for locations (i) which are leased by the Grantor as lessee and designated in Part VII(b) of Exhibit A and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part VII(c) of Exhibit A.

3.5.          Deposit Accounts and Securities Accounts.  On the date hereof, all of such Grantor’s Deposit Accounts and Securities Accounts are listed on Exhibit B.

3.6.           Exact Names.  On the date hereof, such Grantor’s name in which it has executed this Security Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization.  Except as disclosed on Exhibit A, such Grantor has not, during the past five years preceding the Effective Date, been known by or used any other corporate or fictitious name(s), trade name(s) or trade style(s), or been a party to any merger or consolidation, or been a party to any acquisition.

3.7.         Letter-of-Credit Rights and Chattel Paper. On the date hereof, Exhibit C lists all Letter-of-Credit Rights and Chattel Paper of such Grantor.  All action by such Grantor necessary or desirable to protect and perfect the Administrative Agent’s Lien on each item listed on Exhibit C (including the delivery of all originals and the placement of a legend on all Chattel Paper as required hereunder) has been duly taken to the extent required by the Administrative Agent.  The Administrative Agent will have a fully perfected first priority security interest in the Collateral listed on Exhibit C, subject only to Liens permitted under Section 4.1(e).

3.8.          Accounts and Chattel Paper.

  (a)          The names of the obligors, amounts owing, due dates and other information with respect to its Accounts and Chattel Paper are and will be correctly stated in all records of such Grantor relating thereto and in all invoices and Collateral Reports with respect thereto furnished to the Administrative Agent by such Grantor from time to time.  As of the time when each Account or each item of Chattel Paper arises, such Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all respects what they purport to be.

  (b)          With respect to its Accounts, except as specifically disclosed on the most recent Collateral Report, (i) all Accounts are Eligible Accounts or Eligible Credit Card Accounts Receivable; (ii) all Accounts represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of such Grantor’s business and are not evidenced by a judgment, Instrument or Chattel Paper; (iii) there are no setoffs, claims or disputes existing or asserted with respect thereto and such Grantor has not made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by such Grantor in the ordinary course of its business for prompt payment and disclosed to the Administrative Agent; (iv) to such Grantor’s knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on such Grantor’s books and records and any invoices, statements and Collateral Reports with respect thereto; (v) such Grantor has not received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any adverse change in such Account Debtor’s financial condition; and (vi) such Grantor has no knowledge that any Account Debtor has become insolvent or is generally unable to pay its debts as they become due.

  (c)          In addition, with respect to all of its Accounts, (i) the amounts shown on all invoices, statements and Collateral Reports with respect thereto are actually and absolutely owing to such Grantor as indicated thereon and are not in any way contingent; (ii) no payments have been or shall be made thereon except payments immediately delivered to a Lock Box or a Collateral Deposit Account as required pursuant to Section 7.1; and (iii) to such Grantor’s knowledge, all Account Debtors have the capacity to contract.

3.9.          Inventory.  With respect to any of its Inventory scheduled or listed on the most recent Collateral Report, (a) such Inventory (other than Inventory in transit) is located at one of such Grantor’s locations set forth on Exhibit A (as such Exhibit may be updated from time to time under the terms of this Security Agreement), (b) no Inventory  (other than Inventory in transit) is now, or shall at any time or times hereafter be stored at any other location except as permitted by Section 4.1(g), (c) such Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for Liens permitted under Section 4.1(e), (d) except as specifically disclosed in the most recent Collateral Report, such Inventory is Eligible Inventory of good and merchantable quality, free from any defects, (e) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, (f) such Inventory has been produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder and (g) the completion of manufacture, sale or other disposition of such Inventory by the Administrative Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which such Grantor is a party or to which such property is subject.

3.10.          Intellectual Property.

  (a)          Exhibit D contains a complete and accurate listing as of the Effective Date of the following Intellectual Property such Grantor owns, licenses or otherwise has the right to use: (i) Intellectual Property that is registered or subject to applications for registration, (ii) Internet Domain Names and (iii) Material Intellectual Property and material and necessary proprietary Software (excluding any over the counter or “shrink wrap” Software), separately identifying that owned and licensed to such Grantor and including for each of the foregoing items (A) the owner, (B) the title, (C) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed, (D) as applicable, the registration or application number and registration or application date and (E) any IP Licenses or other rights (including franchises) granted by such Grantor with respect thereto.  Such Grantor owns directly or is entitled to use, by license or otherwise, all Intellectual Property necessary for the conduct of such Grantor’s business as currently conducted.  All of the U.S. registrations, applications for registration or applications for issuance of the Intellectual Property are in good standing and are recorded or in the process of being recorded in the name of such Grantor.

  (b)        On the Effective Date, all Material Intellectual Property owned by such Grantor is valid, in full force and effect, subsisting, unexpired and enforceable, and no Material Intellectual Property has been abandoned.  None of the following shall limit or impair the ownership, use, validity or enforceability of, or any rights of such Grantor in, any Material Intellectual Property:  (i) the consummation of the transactions contemplated by any Loan Documents or (ii) any holding, decision, judgment or order rendered by any Governmental Authority.  There are no pending (or, to the knowledge of such Grantor, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes challenging the ownership, use, validity, enforceability of, or such Grantor’s rights in, any Material Intellectual Property of such Grantor.  To such Grantor’s knowledge, no Person has been or is infringing, misappropriating, diluting, violating or otherwise impairing any Material Intellectual Property of such Grantor.

  (c)          No settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by such Grantor or exist to which such Grantor is bound that adversely affect its rights to own or use any Intellectual Property except as could not be reasonably expected to result in a Material Adverse Effect, in each case individually or in the aggregate.

This Security Agreement is effective to create a valid and continuing Lien on such Copyrights, IP Licenses, Patents and Trademarks and, upon filing with the Applicable IP Office of the Confirmatory Grant of Security Interest in Copyrights, the Confirmatory Grant of Security Interest in Patents and the Confirmatory Grant of Security Interest in Trademarks (each, a “Confirmatory Grant”), and the filing of appropriate financing statements in the jurisdictions listed in Exhibit H hereto, all action necessary or desirable to protect and perfect the security interest in, to and on such Grantor’s Patents, Trademarks, Copyrights or IP Licenses have been taken and such perfected security interest is enforceable as such as against any and all creditors of and purchasers from such Grantor.  Such Grantor has no interest in any Copyright that is necessary in connection with the operation of such Grantor’s business, except for those Copyrights identified in Exhibit D attached hereto which have been registered with the United States Copyright Office.

3.11.         Filing Requirements.  None of its Equipment is covered by any certificate of title, except for the vehicles described in Part I of Exhibit E (as such Exhibit may be updated from time to time for disclosures made pursuant to Section 4.3(e)).  None of the Collateral owned by it is of a type for which security interests or liens may be perfected by filing under any federal statute except for (a) the vehicles described in Part II of Exhibit E and (b) Patents, Trademarks and Copyrights held by such Grantor and described in Exhibit D.  As of the Effective Date, the county and street address of each property on which any Fixtures are located is set forth in Exhibit F together with the name and address of the record owner of each such property.

3.12.       No Financing Statements, Security Agreements.  No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed or is of record in any jurisdiction except for (a) financing statements or security agreements naming the Administrative Agent on behalf of the Secured Parties as the secured party and (b) as permitted by Section 4.1(e).

3.13.          Pledged Collateral.

  (a)          On the date hereof, Exhibit G sets forth a complete and accurate list of all Pledged Collateral owned by such Grantor as of the date hereof.  Such Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on Exhibit G as being owned by it, free and clear of any Liens, except for any Liens permitted by Section 4.1(e).  Such Grantor further represents and warrants that (i) all Pledged Collateral owned by it constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized, validly issued, are fully paid and non‑assessable, (ii) with respect to any certificates delivered to the Administrative Agent representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Administrative Agent so that the Administrative Agent may take steps to perfect its security interest therein as a General Intangible, (iii) all such Pledged Collateral held by a securities intermediary is covered by a control agreement (other than Pledged Collateral contained in Excluded Accounts) among such Grantor, the securities intermediary and the Administrative Agent pursuant to which the Administrative Agent has Control and (iv) all Pledged Collateral which represents Indebtedness owed to such Grantor has been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness, is the legal, valid and binding obligation of such issuer and such issuer is not in default thereunder.

  (b)        In addition, (i) none of the Pledged Collateral owned by it has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) other than the issuance of Qualified Equity Interests not otherwise prohibited by the Loan Documents, no options, warrants, calls or commitments of any character whatsoever (A) exist relating to such Pledged Collateral or (B) obligate the issuer of any Equity Interest included in the Pledged Collateral to issue additional Equity Interests, and (iii) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any Governmental Authority or any other Person is required for the pledge by such Grantor of such Pledged Collateral pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by such Grantor, or for the exercise by the Administrative Agent of the voting or other rights provided for in this Security Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Security Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

  (c)         Except as set forth in Exhibit G, on the date hereof such Grantor owns 100% of the issued and outstanding Equity Interests which constitute Pledged Collateral owned by it and none of the Pledged Collateral which represents Indebtedness owed to such Grantor is subordinated in right of payment to other Indebtedness or subject to the terms of an indenture.

ARTICLE IV
COVENANTS

From the date of this Security Agreement and thereafter until this Security Agreement is terminated pursuant to the terms hereof, each Grantor party hereto as of the date hereof agrees, and from and after the effective date of any Security Agreement Supplement applicable to any Grantor (and after giving effect to supplements, if any, to each of the Exhibits hereto with respect to such subsequent Grantor as attached to such Security Agreement Supplement) and thereafter until this Security Agreement is terminated pursuant to the terms hereof, each such additional Grantor agrees that:

4.1.           General.

  (a)         Collateral Records.  Such Grantor will maintain complete and accurate books and records with respect to the Collateral owned by it, and furnish to the Administrative Agent, with sufficient copies for each of the Lenders, such reports relating to such Collateral as the Administrative Agent shall from time to time request.

  (b)          Authorization to File Financing Statements; Ratification.  Such Grantor hereby authorizes the Administrative Agent to file, and if requested will deliver to the Administrative Agent, all financing statements and other documents and take such other actions as may from time to time be requested by the Administrative Agent in order to maintain a first perfected security interest in and, if applicable, Control of, the Collateral owned by such Grantor.  Any financing statement filed by the Administrative Agent may be filed in any filing office in any UCC jurisdiction and may (i) indicate such Grantor’s Collateral (1) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (B) in the case of a financing statement filed as a fixture filing or indicating such Grantor’s Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.  Such Grantor also agrees to furnish any such information described in the foregoing sentence to the Administrative Agent promptly upon request.  Such Grantor also ratifies its authorization for the Administrative Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

  (c)        Further Assurances.  Such Grantor will, if so requested by the Administrative Agent, furnish to the Administrative Agent, as often as the Administrative Agent requests, statements and schedules further identifying and describing the Collateral owned by it and such other reports and information in connection with its Collateral as the Administrative Agent may reasonably request, all in such detail as the Administrative Agent may specify.  Such Grantor also agrees to take any and all actions necessary to defend its title to the Collateral against all persons and to defend the security interest of the Administrative Agent in its Collateral and the priority thereof against any Lien not expressly permitted hereunder.

  (d)      Disposition of Collateral.  Such Grantor will not sell, lease or otherwise dispose of the Collateral owned by it except for dispositions specifically permitted pursuant to Section 6.05 of the Credit Agreement.

  (e)        Liens.  Such Grantor will not create, incur, or suffer to exist any Lien on the Collateral owned by it except (i) the security interest created by this Security Agreement, and (ii) other Liens permitted by Section 6.02 of the Credit Agreement.

  (f)          Other Financing Statements.  Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except for financing statements (i) naming the Administrative Agent on behalf of the Secured Parties as the secured party, and (ii) in respect of other Liens permitted under Section 4.1(e).  Such Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement not otherwise permitted hereunder or under the Credit Agreement without the prior written consent of the Administrative Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

  (g)         Locations. Such Grantor will not (i) maintain any Collateral (other than Inventory in transit in the ordinary course of business) owned by it at any location other than those locations listed on Exhibit A, (ii) otherwise change, or add to, such locations without providing to the Administrative Agent 30 days prior written notice (and such Grantor will concurrently therewith obtain a Collateral Access Agreement for each such location to the extent required by Section 4.13), or (iii) change its principal place of business or chief executive office from the location identified on Exhibit A, other than as permitted by Section 4.15.

  (h)        Compliance with Terms.  Such Grantor will perform and comply with all obligations in respect of the Collateral owned by it and all agreements to which it is a party or by which it is bound relating to such Collateral.

4.2.           Receivables.

  (a)         Certain Agreements on Receivables.  Such Grantor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of an Event of Default, such Grantor may reduce the amount of Accounts arising from the sale of Inventory in accordance with its present policies and in the ordinary course of business.

  (b)          Collection of Receivables.  Except as otherwise provided in this Security Agreement, such Grantor will collect and enforce, at such Grantor’s sole expense, all amounts due or hereafter due to such Grantor under the Receivables owned by it.

  (c)          Delivery of Invoices.  Such Grantor will deliver to the Administrative Agent immediately upon its request duplicate invoices with respect to each Account owned by it bearing such language of assignment as the Administrative Agent shall specify.

  (d)          Disclosure of Counterclaims on Receivables.  If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on any Receivable owned by such Grantor exists or (ii) if, to the knowledge of such Grantor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to any such Receivable, such Grantor will promptly disclose such fact to the Administrative Agent in writing.  Such Grantor shall send the Administrative Agent a copy of each credit memorandum in excess of $25,000 as soon as issued, and such Grantor shall promptly report each credit memorandum and each of the facts required to be disclosed to the Administrative Agent in accordance with this Section 4.2(d) on the Borrowing Base Certificates submitted by it.

  (e)         Electronic Chattel Paper.  Within a reasonable period of obtaining any electronic chattel paper, such Grantor shall provide notice to Administrative Agent and shall take all steps requested by Administrative Agent to grant Administrative Agent Control of all electronic chattel paper valued in excess of $100,000 in the aggregate for all such electronic chattel paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

4.3.          Inventory and Equipment.

  (a)          Maintenance of Goods.  Such Grantor will do all things necessary to maintain, preserve, protect and keep its Inventory and the Equipment in good repair and working and saleable condition, except for damaged or defective goods arising in the ordinary course of such Grantor’s business and except for ordinary wear and tear in respect of the Equipment.

  (b)          Returned Inventory.  If an Account Debtor returns any Inventory to such Grantor when no Event of Default exists, then such Grantor shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount.  Such Grantor shall immediately report to the Administrative Agent any return involving an amount in excess of $50,000.  Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory.  In the event any Account Debtor returns Inventory to such Grantor when an Event of Default has occurred and is continuing, such Grantor, upon the request of the Administrative Agent, shall: (i) hold the returned Inventory in trust for the Administrative Agent; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to the Administrative Agent’s written instructions; and (iv) not issue any credits or allowances with respect thereto without the Administrative Agent’s prior written consent.  All returned Inventory shall be subject to the Administrative Agent’s Liens thereon.  Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory.

  (c)         Inventory Count; Perpetual Inventory System.  Such Grantor will conduct a physical count of its Inventory at least once per fiscal year, and upon the occurrence and during the continuation of an Event of Default, at such other times as the Administrative Agent requests. Such Grantor, at its own expense, shall deliver to the Administrative Agent the results of each physical verification, which such Grantor has made, or has caused any other Person to make on its behalf, of all or any portion of its Inventory. Such Grantor will maintain a perpetual inventory reporting system at all times.

   (d)          Equipment.  Such Grantor shall promptly inform the Administrative Agent of any additions to or deletions from its Equipment which individually or in the aggregate exceed $100,000.  Such Grantor shall not permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Administrative Agent does not have a Lien.  Such Grantor will not, without the Administrative Agent’s prior written consent, alter or remove any identifying symbol or number on any of such Grantor’s Equipment constituting Collateral.

  (e)         Titled Vehicles.  Such Grantor will give the Administrative Agent notice of its acquisition of any vehicle covered by a certificate of title and deliver to the Administrative Agent, upon request, the original of any vehicle title certificate and, when an Event of Default has occurred and is continuing, provide and file all other documents or instruments necessary to have the Lien of the Administrative Agent noted on any such certificate or with the appropriate state office.

4.4.         Delivery of Instruments, Securities, Chattel Paper and Documents. Such Grantor will (a) deliver to the Administrative Agent immediately upon execution of this Security Agreement the originals of all Chattel Paper, Securities and Instruments constituting Collateral owned by it (if any then exist), (b) hold in trust for the Administrative Agent upon receipt and immediately thereafter deliver to the Administrative Agent any such Chattel Paper, Securities and Instruments constituting Collateral, (c) upon the Administrative Agent’s request, deliver to the Administrative Agent (and thereafter hold in trust for the Administrative Agent upon receipt and immediately deliver to the Administrative Agent) any Document evidencing or constituting Collateral and (d) promptly upon the Administrative Agent’s request, deliver to the Administrative Agent a duly executed amendment to this Security Agreement, in the form of Exhibit I hereto (the “Amendment”), pursuant to which such Grantor will pledge such additional Collateral.  Such Grantor hereby authorizes the Administrative Agent to attach each Amendment to this Security Agreement and agrees that all additional Collateral owned by it set forth in such Amendments shall be considered to be part of the Collateral.

4.5.          Uncertificated Pledged Collateral. Such Grantor will permit the Administrative Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral owned by it not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Administrative Agent granted pursuant to this Security Agreement.  With respect to any Pledged Collateral owned by it, such Grantor will take any actions necessary to cause (a) the issuers of uncertificated securities which are Pledged Collateral and (b) any securities intermediary which is the holder of any such Pledged Collateral, to cause the Administrative Agent to have and retain Control over such Pledged Collateral (other than Pledged Collateral contained in Excluded Accounts).  Without limiting the foregoing, such Grantor will, with respect to any such Pledged Collateral held with a securities intermediary, cause such securities intermediary to enter into a control agreement with the Administrative Agent, in form and substance satisfactory to the Administrative Agent, giving the Administrative Agent Control (other than Pledged Collateral contained in Excluded Accounts).

4.6.          Pledged Collateral.

  (a)          Changes in Capital Structure of Issuers. Such Grantor will not (i) permit or suffer any issuer of an Equity Interest constituting Pledged Collateral owned by it to dissolve, merge, liquidate, retire any of its Equity Interests or other Instruments or Securities evidencing ownership, reduce its capital, sell or encumber all or substantially all of its assets (except for Permitted Encumbrances and sales of assets permitted pursuant to Section 4.1(d)) or merge or consolidate with any other entity except as permitted by the Credit Agreement, or (ii) vote any such Pledged Collateral in favor of any of the foregoing.

  (b)          Issuance of Additional Securities.  Other than the issuance of Qualified Equity Interests not otherwise prohibited by the Loan Documents, such Grantor will not permit or suffer the issuer of an Equity Interest constituting Pledged Collateral owned by it to issue additional Equity Interests, any right to receive the same or any right to receive earnings, except to such Grantor.

  (c)          Registration of Pledged Collateral.  Such Grantor will permit any registerable Pledged Collateral owned by it to be registered in the name of the Administrative Agent or its nominee at any time at the option of the Required Secured Parties.

  (d)          Exercise of Rights in Pledged Collateral.

  (i)          Without in any way limiting the foregoing and subject to clause (ii) below, such Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral owned by it for all purposes not inconsistent with this Security Agreement, the Credit Agreement or any other Loan Document; provided however, that no vote or other right shall be exercised or action taken which would have the effect of impairing the rights of the Administrative Agent in respect of such Pledged Collateral.

  (ii)        Such Grantor will permit the Administrative Agent or its nominee at any time after the occurrence of an Event of Default, without notice, to exercise all voting rights or other rights relating to the Pledged Collateral owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting such Pledged Collateral as if it were the absolute owner thereof.

  (iii)        Such Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral owned by it to the extent not in violation of the Credit Agreement other than any of the following distributions and payments (collectively referred to as the “Excluded Payments”): (A) dividends and interest paid or payable other than in cash in respect of such Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral;  (B) dividends and other distributions paid or payable in cash in respect of such Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of an issuer; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, such Pledged Collateral; provided however, that until actually paid, all rights to such distributions shall remain subject to the Lien created by this Security Agreement; and

  (iv)      All Excluded Payments and all other distributions in respect of any Pledged Collateral owned by such Grantor, whenever paid or made, shall be delivered to the Administrative Agent to hold as Pledged Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

  (e)        Interests in Limited Liability Companies and Limited Partnerships.  Each Grantor agrees that no ownership interests in a limited liability company or a limited partnership which are included within the Collateral owned by such Grantor shall at any time constitute a Security under Article 8 of the UCC of the applicable jurisdiction.

4.7.           Intellectual Property.

  (a)       After any change to Exhibit D (or the information required to be disclosed thereon), such Grantor shall provide the Administrative Agent notification thereof in the next compliance certificate required to be delivered under the Credit Agreement and the respective Confirmatory Grant as described in this Section 4.7 and any other documents that Administrative Agent reasonably requests with respect thereto.

  (b)          Unless otherwise permitted in respect of any disposition of assets that is permitted under Section 6.05 of the Credit Agreement, such Grantor shall (and shall cause all its licensees to) (i) (A) continue to use each Trademark included in the Material Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (B) maintain at least the same standards of quality of products and services offered under such Trademark as are currently maintained, (C) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law and (D) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark unless Administrative Agent shall obtain a perfected security interest in such other Trademark pursuant to this Security Agreement and (ii) not do any act or omit to do any act whereby (A) such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way, (B) any Patent included in the Material Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, (C) any portion of the Copyrights included in the Material Intellectual Property may become invalidated, otherwise impaired or fall into the public domain or (D) any Trade Secret that is Material Intellectual Property may become publicly available or otherwise unprotectable.

  (c)        Such Grantor shall notify the Administrative Agent immediately if it knows, or has reason to know, that any application or registration relating to any Material Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, or of any adverse determination or development regarding the validity or enforceability or such Grantor’s ownership of, interest in, right to use, register, own or maintain any such Material Intellectual Property (including the institution of, or any such determination or development in, any proceeding relating to the foregoing in any Applicable IP Office).  Such Grantor shall take all actions that are necessary or reasonably requested by the Administrative Agent to maintain and pursue each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation included in the Material Intellectual Property.

  (d)         Such Grantor shall not knowingly do any act or omit to do any act to infringe, misappropriate, dilute, violate or otherwise impair the Intellectual Property of any other Person.  In the event that any Material Intellectual Property of such Grantor is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party, such Grantor shall, if determined by such Grantor to be appropriate in its reasonable business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as the Administrative Agent shall deem appropriate under the circumstances to protect such Material Intellectual Property.

  (e)          Such Grantor shall execute and deliver to the Administrative Agent in form and substance reasonably acceptable to Agent and suitable for (i) filing in the Applicable IP Office the respective Confirmatory Grant in form and substance acceptable to the Administrative Agent for all registered Copyrights, Trademarks and Patents of such Grantor.

  (f)          Such Grantor shall take all actions necessary or requested by the Administrative Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of all Material Intellectual Property (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

4.8.          Commercial Tort Claims.  All Commercial Tort Claims of any Grantor, as of the Effective Date, are listed on Exhibit J hereto.  Such Grantor shall promptly, and in any event within two Business Days after the same is acquired by it, notify the Administrative Agent of any Commercial Tort Claim in excess of $100,000 in the aggregate in value for all such Commercial Tort Claims acquired by it and, unless the Administrative Agent otherwise consents, such Grantor shall enter into an amendment to this Security Agreement, substantially in the form of Exhibit I hereto, granting to Administrative Agent a first priority security interest in such commercial tort claim.

4.9.          Letter-of-Credit Rights.  If such Grantor is or becomes the beneficiary of a letter of credit,  it  shall promptly, and in any event, within two Business Days after becoming a beneficiary, notify the Administrative Agent thereof and upon request of Administrative Agent cause the issuer and/or confirmation bank to (i) consent to the assignment of any Letter-of-Credit Rights to the Administrative Agent and (ii) agree to direct all payments thereunder to a Deposit Account at the Administrative Agent or subject to a Deposit Account Control Agreement for application to the Secured Obligations, in accordance with Section 2.18 of the Credit Agreement, all in form and substance reasonably satisfactory to the Administrative Agent provided, however that Grantors shall not be required to take such actions with respect to letters of credit of less than $100,000 in the aggregate face amount for all such letters of credit.

4.10.        Federal, State or Municipal Claims.  Such Grantor will promptly notify the Administrative Agent upon obtaining knowledge of any Collateral with a value in excess of $100,000 in the aggregate for all such Collateral which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

4.11.         No Interference.  Such Grantor agrees that it will not interfere with any right, power and remedy of the Administrative Agent provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Administrative Agent of any one or more of such rights, powers or remedies.

4.12.         Insurance.  (a) In the event any Collateral is located in any area that has been designated by the Federal Emergency Management Agency as a “Special Flood Hazard Area”, such Grantor shall purchase and maintain flood insurance on such Collateral (including any personal property which is located on any real property leased by such Loan Party within a “Special Flood Hazard Area”).  The minimum amount of flood insurance required by this Section shall be in an amount equal to the lesser of the total Revolving Commitment or the total replacement cost value of such Collateral.

                 (b)          All insurance policies required hereunder and under Section 5.09 of the Credit Agreement shall name the Administrative Agent (for the benefit of the Administrative Agent and the other Secured Parties) as an additional insured or as lender loss payee, as applicable, and shall contain lender loss payable clauses or mortgagee clauses, through endorsements in form and substance satisfactory to the Administrative Agent, which provide that: (i) all proceeds thereunder with respect to any Collateral shall be payable to the Administrative Agent; (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy; and (iii) such policy and lender loss payable or mortgagee clauses may be canceled, amended, or terminated only upon at least thirty days prior written notice given to the Administrative Agent.

  (c)        All premiums on any such insurance shall be paid when due by such Grantor, and copies of the policies delivered to the Administrative Agent upon request by the Administrative Agent.  If such Grantor fails to obtain or maintain any insurance as required by this Section, the Administrative Agent may obtain such insurance at the Borrowers’ expense.  By purchasing such insurance, the Administrative Agent shall not be deemed to have waived any Default arising from the Grantor’s failure to maintain such insurance or pay any premiums therefor.

4.13.          Collateral Access Agreements.   Such Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement, from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord, mortgagee, bailee or consignee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Administrative Agent. With respect to such locations or warehouse space with respect to which the Administrative Agent has not received a Collateral Access Agreement, the Borrowers’ Eligible Inventory at that location shall be subject to such Reserves as may be established by the Administrative Agent.  No real property or warehouse space shall be leased by such Grantor and no Inventory shall be shipped to a processor or converter under arrangements established after the Effective Date, unless such Grantor shall have used commercially reasonable efforts to obtain a Collateral Access Agreement with respect to such location and if it has not been obtained, the Borrowers’ Eligible Inventory at that location shall be subject to the establishment of Reserves acceptable to the Administrative Agent.  Such Grantor shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or third party warehouse where any Collateral is or may be located.

4.14.        Deposit Account Control Agreements.  Such Grantor will provide to the Administrative Agent promptly upon the Administrative Agent’s request, a Deposit Account Control Agreement or a securities account control agreement (in form and substance satisfactory to Administrative Agent), as applicable, duly executed on behalf of each financial institution holding a Deposit Account or Securities Account (other than Excluded Accounts) of such Grantor as set forth in this Security Agreement.

4.15.        Change of Name or Location; Change of Fiscal Year.  Such Grantor shall not (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office, principal place of business or, except as set forth in Section 4.1(g),, mailing address, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral as set forth in this Security Agreement, (c) change the type of entity that it is, (d) change its federal employer identification number or change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case, unless the Administrative Agent shall have received at least thirty days prior written notice of such change and the Administrative Agent shall have acknowledged in writing that either (1) such change will not adversely affect the validity, perfection or priority of the Administrative Agent’s security interest in the Collateral, or (2) any reasonable action requested by the Administrative Agent in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favor of the Administrative Agent, on behalf of the Secured Parties, in any Collateral), provided that, any new location shall be in the continental U.S.  Such Grantor shall not change its fiscal year which currently ends on the last Saturday in December.

4.16.       Assigned Contracts. Such Grantor will use its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of the Administrative Agent of any Assigned Contract held by such Grantor and to enforce the security interests granted hereunder.  Such Grantor shall fully perform all of its obligations under each of its Assigned Contracts, and shall enforce all of its rights and remedies thereunder, in each case, as it deems appropriate in its business judgment; provided however, that such Grantor shall not take any action or fail to take any action with respect to its Assigned Contracts which would cause the termination of an Assigned Contract.  Without limiting the generality of the foregoing, such Grantor shall take all action necessary or appropriate to permit, and shall not take any action which would have any materially adverse effect upon, the full enforcement of all indemnification rights under its Assigned Contracts. Such Grantor shall notify the Administrative Agent and the other Lenders in writing, promptly after such Grantor becomes aware thereof, of any event or fact which could give rise to a material claim by it for indemnification under any of its Assigned Contracts, and shall diligently pursue such right and report to the Administrative Agent on all further developments with respect thereto.  Such Grantor shall deposit into a Deposit Account at the Administrative Agent or subject to a Deposit Account Control Agreement for application to the Secured Obligations, in accordance with Section 2.18 of the Credit Agreement, all amounts received by such Grantor as indemnification or otherwise pursuant to its Assigned Contracts.  If such Grantor shall fail after the Administrative Agent’s demand to pursue diligently any right under its Assigned Contracts, or if an Event of Default then exists, the Administrative Agent may, and at the direction of the Required Secured Parties shall, directly enforce such right in its own or such Grantor’s name and may enter into such settlements or other agreements with respect thereto as the Administrative Agent or the Required Secured Parties, as applicable, shall determine.  In any suit, proceeding or action brought by the Administrative Agent for the benefit of the Secured Parties under any Assigned Contract for any sum owing thereunder or to enforce any provision thereof, such Grantor shall indemnify and hold the Administrative Agent and the other Secured Parties harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaims, recoupment, or reduction of liability whatsoever of the obligor thereunder arising out of a breach by such Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing from such Grantor to or in favor of such obligor or its successors.  All such obligations of such Grantor shall be and remain enforceable only against such Grantor and shall not be enforceable against the Administrative Agent or the other Secured Parties.  Notwithstanding any provision hereof to the contrary, such Grantor shall at all times remain liable to observe and perform all of its duties and obligations under its Assigned Contracts, and the Administrative Agent’s or any other Secured Party’s exercise of any of their respective rights with respect to the Collateral shall not release such Grantor from any of such duties and obligations.  Neither the Administrative Agent nor any other Secured Party shall be obligated to perform or fulfill any of such Grantor’s duties or obligations under its Assigned Contracts or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any payment or property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance, any payment of any amounts, or any delivery of any property..

ARTICLE V
EVENTS OF DEFAULT AND REMEDIES

5.1.           Events of Default.  The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

(a)	Any representation or warranty made by or on behalf of any Grantor under or in connection with this Security Agreement shall be materially false as of the date on which made.

(b)	Any Grantor shall fail to observe or perform any of the terms or provisions of Article IV or Article VII.

(c)
Any Grantor shall fail to observe or perform any of the terms or provisions of this Security Agreement (other than a breach which constitutes an Event of Default under any other Section of this Article V) and such failure shall continue unremedied for a period of thirty (30) days after the earlier of knowledge of such breach or notice thereof from the Administrative Agent.

(d)	The occurrence of any “Event of Default” under, and as defined in, the Credit Agreement.

(e)
Any Equity Interest which is included within the Collateral shall at any time constitute a Security or the issuer of any such Equity Interest shall take any action to have such interests treated as a Security unless (i) all certificates or other documents constituting such Security have been delivered to the Administrative Agent and such Security is properly defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise, or (ii) the Administrative Agent has entered into a control agreement with the issuer of such Security or with a securities intermediary relating to such Security and such Security is defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise.

5.2           Remedies.

(a)            Upon the occurrence of an Event of Default, the Administrative Agent may exercise any or all of the following rights and remedies:

  (i)         those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document; provided that, this Section 5.2(a) shall not be understood to limit any rights or remedies available to the Administrative Agent and the other Secured Parties prior to an Event of Default;

  (ii)        those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

  (iii)      give notice of sole control or any other instruction under any Deposit Account Control Agreement or other control agreement with any securities intermediary and take any action therein with respect to such Collateral;

  (iv)       without notice (except as specifically provided in Section 8.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Administrative Agent may deem commercially reasonable; and

  (v)       concurrently with written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Administrative Agent was the outright owner thereof.

  (b)          The Administrative Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

  (c)          The Administrative Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Administrative Agent and the other Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption each Grantor hereby expressly releases.

  (d)          Until the Administrative Agent is able to effect a sale, lease, or other disposition of Collateral, the Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent.  The Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Administrative Agent and the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

  (e)          If, after the Credit Agreement has terminated by its terms and all of the Obligations have been Paid in Full, there remain Swap Agreement Obligations outstanding, the Required Secured Parties may exercise the remedies provided in this Section 5.2 upon the occurrence of any event which would allow or require the termination or acceleration of any Swap Agreement Obligations pursuant to the terms of the Swap Agreement.

  (f)          Notwithstanding the foregoing, neither the Administrative Agent nor any other Secured Party shall be required to (i) make any demand upon, or pursue or exhaust any of its rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

  (g)          Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above.  Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private.  The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Grantor and the issuer would agree to do so.

 5.3.  Grantor’s Obligations Upon Default.  At the request of the Administrative Agent upon the occurrence and during the continuance of a Default, each Grantor will:

  (a)          assemble and make available to the Administrative Agent the Collateral and all books and records relating thereto at any place or places specified by the Administrative Agent, whether at such Grantor’s premises or elsewhere;

  (b)       permit the Administrative Agent, by the Administrative Agent’s representatives and agents, to enter, occupy and use  any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay such Grantor for such use and occupancy;

  (c)          prepare and file, or cause an issuer of Pledged Collateral to prepare and file, with the Securities and Exchange Commission or any other applicable government agency, registration statements, a prospectus and such other documentation in connection with the Pledged Collateral as the Administrative Agent may request, all in form and substance satisfactory to the Administrative Agent, and furnish to the Administrative Agent, or cause an issuer of Pledged Collateral to furnish to the Administrative Agent, any information regarding the Pledged Collateral in such detail as the Administrative Agent may specify;

  (d)          take, or cause an issuer of Pledged Collateral to take, any and all actions necessary to register or qualify the Pledged Collateral to enable the Administrative Agent to consummate a public sale or other disposition of the Pledged Collateral; and

  (e)          at its own expense, cause the independent certified public accountants then engaged by each Grantor to prepare and deliver to the Administrative Agent and each Lender, at any time, and from time to time, promptly upon the Administrative Agent’s request, the following reports with respect to the applicable Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts.

5.4.  Grant of Intellectual Property License.  For the purpose of enabling the Administrative Agent to exercise the rights and remedies under this Article V at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, convey, transfer or grant options to purchase any Collateral) and until the Secured Obligations have been Paid in Full, each Grantor hereby (a) grants to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, an irrevocable, nonexclusive worldwide license (exercisable without payment of royalty or other compensation to any Grantor), including in such license the right to use, license, sublicense or practice any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof and (b) irrevocably agrees that the Administrative Agent may sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased the Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Security Agreement, may sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Administrative Agent may (but shall have no obligation to) finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein.

ARTICLE VI
ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

6.1.          Account Verification.  The Administrative Agent may at any time, in the Administrative Agent’s own name, in the name of a nominee of the Administrative Agent, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of any such Grantor, parties to contracts with any such Grantor and obligors in respect of Instruments of any such Grantor to verify with such Persons, to the Administrative Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables.

6.2.          Authorization for Administrative Agent to Take Certain Action.

  (a)          Each Grantor irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent and appoints the Administrative Agent as its attorney in fact (i) to execute on behalf of such Grantor as debtor and to file any financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (ii) in the case of any registered Intellectual Property owned by or licensed to such Grantor, execute, deliver and have recorded any document that the Administrative Agent may request to evidence, effect, publicize or record the Administrative Agent’s security interest in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby, (iii) to endorse and collect any cash proceeds of the Collateral, (iv) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (v) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Administrative Agent Control over such Pledged Collateral, (vi) to apply the proceeds of any Collateral received by the Administrative Agent to the Secured Obligations as provided in Section 7.3, (vii) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens that are permitted under Section 4.1(e)), (viii) to contact Account Debtors for any reason, (ix) to demand payment or enforce payment of the Receivables in the name of the Administrative Agent or such Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (x) to sign such Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of such Grantor, assignments and verifications of Receivables, (xi) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (xii) to settle, adjust, compromise, extend or renew the Receivables, (xiii) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xiv) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (xv) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xvi) to change the address for delivery of mail addressed to such Grantor to such address as the Administrative Agent may designate and to receive, open and dispose of all mail addressed to such Grantor, and (xvii) to do all other acts and things necessary to carry out this Security Agreement; and such Grantor agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent in connection with any of the foregoing; provided that, this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.

  (b)          All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, under this Section 6.2 are solely to protect the Administrative Agent’s interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers.  The Administrative Agent agrees that, except for the powers granted in Section 6.2(a)(i)-(vii) and Section 6.2(a)(xvii), it shall not exercise any power or authority granted to it unless an Event of Default has occurred and is continuing.
.

6.3.          Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT AS ITS PROXY AND ATTORNEY‑IN‑FACT (AS SET FORTH IN SECTION 6.2 ABOVE) WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE ANY OF THE PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY OF THE PLEDGED COLLATERAL, THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF ANY OF THE PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY OF THE PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE OF AND DURING THE CONTINUATION OF AN EVENT OF DEFAULT.

6.4.          Nature of Appointment; Limitation of Duty.  THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 8.14. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NONE OF THE ADMINISTRATIVE AGENT, ANY LENDER, ANY OTHER SECURED PARTY, ANY OF THEIR AFFILIATES, OR ANY OF THEIR OR THEIR AFFILIATES’ RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ADVISORS, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT  IN RESPECT OF DAMAGES  FOUND BY A FINAL, NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PARTY’S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES..

ARTICLE VII
COLLECTION AND APPLICATION OF COLLATERAL PROCEEDS; DEPOSIT ACCOUNTS

7.1.           Collection of Receivables.

  (a)        On or prior to the Effective Date, each Grantor shall (to the extent it has not done so pursuant to and in accordance with the Original Security Agreement) execute and deliver to the Administrative Agent Deposit Account Control Agreements for each Deposit Account (other than Excluded Accounts) maintained by such Grantor into which all cash, checks or other similar payments relating to or constituting payments made in respect of Receivables will be deposited (each, a “Collateral Deposit Account”), which Collateral Deposit Accounts are identified as such on Exhibit B, and establish lock box service (the “Lock Boxes”) with the bank(s) set forth in Exhibit B, which Lock Boxes shall be subject to irrevocable lockbox agreements in the form provided by or otherwise acceptable to the Administrative Agent and shall be accompanied by an acknowledgment by the bank where the Lock Box is located of the Lien of the Administrative Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to a Collection Account (each, a “Lock Box Agreement”). From and after the Effective Date, each Grantor will comply with the terms of Section 7.2.

  (b)        Each Grantor shall direct all of its Account Debtors (including all credit card issuers and/or credit card processors) to forward payments directly to Lock Boxes subject to Lock Box Agreements or Collateral Deposit Accounts subject to Deposit Account Control Agreements.  The Administrative Agent shall have sole access to the Lock Boxes at all times and each Grantor shall take all actions necessary to grant the Administrative Agent such sole access.  At no time shall any Grantor remove any item from a Lock Box or a Collateral Deposit Account without the Administrative Agent’s prior written consent.  If any Grantor should refuse or neglect to notify any Account Debtor to forward payments directly to a Lock Box subject to a Lock Box Agreement or a Collateral Deposit Account subject to a Deposit Account Control Agreement after notice from the Administrative Agent, the Administrative Agent shall, notwithstanding the language set forth in Section 6.2(b), be entitled to make such notification directly to such Account Debtor.  If notwithstanding the foregoing instructions, any Grantor receives any proceeds of any Receivables, such Grantor shall receive such payments as the Administrative Agent’s trustee, and shall immediately deposit all cash, checks or other similar payments related to or constituting payments made in respect of Receivables received by it to a Collateral Deposit Account.  All funds deposited into any Lock Box subject to a Lock Box Agreement or a Collateral Deposit Account will be swept on a daily basis into a collection account maintained by such Grantor with the Administrative Agent (each such account, a “Collection Account”). The Administrative Agent shall hold and apply funds received into the Collection Accounts as provided by the terms of Section 7.3.

7.2.          Covenant Regarding New Deposit Accounts; Securities Accounts; Lock Boxes.  Before opening or replacing any Collateral Deposit Account, other Deposit Account, Securities Account or establishing a new Lock Box, each Grantor shall (a) in the case of any Collateral Deposit Account or Lock Box, obtain the Administrative Agent’s consent in writing to the opening of such Collateral Deposit Account or establishing of such Lock Box, and (b) cause each bank or financial institution in which it seeks to open (i) a Collateral Deposit Account, other Deposit Account or Securities Account (other than Excluded Accounts), to enter into a Deposit Account Control Agreement or securities account control agreement (in form and substance satisfactory to Administrative Agent), as applicable with the Administrative Agent in order to give the Administrative Agent Control of such Collateral Deposit Account, other Deposit Account or Securities Account and provide for a daily sweep into a Collection Account, or (ii) a Lock Box, to enter into a Lock Box Agreement with the Administrative Agent in order to give the Administrative Agent Control of the Lock Box and provide for a daily sweep into a Collection Account.  In the case of Deposit Accounts, Securities Accounts or Lock Boxes maintained with any Secured Party, the terms of such letter shall be subject to the provisions of the Credit Agreement regarding setoffs.  Upon any Deposit Account or Securities Account failing to constitute an Excluded Account, Grantors shall cause each bank or financial institution in which such Deposit Account or Securities Account is maintained, to enter into a Deposit Account Control Agreement or securities account control agreement (in form and substance satisfactory to the Administrative Agent), as applicable, with the Administrative Agent in order to give the Administrative Agent Control of such Deposit Account or Securities Account.

7.3.          Application of Proceeds; Deficiency.  All amounts deposited in the Collection Accounts shall be deemed received by the Administrative Agent in accordance with Section 2.18 of the Credit Agreement and shall, after having been credited to the Collection Accounts, be applied (and allocated) by Administrative Agent in accordance with Section 2.10(b) of the Credit Agreement; provided that, so long as no Dominion Trigger Period is in effect, collections which are received into the Collection Accounts shall be deposited into a Borrower’s Funding Account rather than being used to reduce amounts owing under the Credit Agreement.  The Administrative Agent shall require all other cash proceeds of the Collateral, which are not required to be applied to the Obligations pursuant to Section 2.11 of the Credit Agreement, to be deposited in a special non‑interest bearing cash collateral account with the Administrative Agent and held there as security for the Secured Obligations.  No Grantor shall have any control whatsoever over said cash collateral account.  Any such proceeds of the Collateral shall be applied in the order set forth in Section 2.18 of the Credit Agreement unless a court of competent jurisdiction shall otherwise direct.  The balance, if any, after all of the Secured Obligations have been satisfied, shall be deposited by the Administrative Agent into such Grantor’s general operating account with the Administrative Agent. The Grantors shall remain liable, jointly and severally, for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any attorneys’ fees and other expenses incurred by Administrative Agent or any Lender to collect such deficiency.

ARTICLE VIII
GENERAL PROVISIONS

8.1.          Waivers.  Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made.  To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article IX, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made.  To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Administrative Agent or any Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Administrative Agent or Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.  Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

8.2.          Limitation on Administrative Agent’s and Secured Parties’ Duty with Respect to the Collateral.  The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Administrative Agent and each Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control.  Neither the Administrative Agent nor any Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent or such Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Administrative Agent (i) to fail to incur expenses deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral.  Each Grantor acknowledges that the purpose of this Section 8.2 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2.  Without limitation upon the foregoing, nothing contained in this Section 8.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8.2.

8.3.          Compromises and Collection of Collateral.  The Grantors and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable.  In view of the foregoing, each Grantor agrees that the Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.

8.4.          Secured Party Performance of Debtor Obligations.  Without having any obligation to do so, the Administrative Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and the Grantors shall reimburse the Administrative Agent for any amounts paid by the Administrative Agent pursuant to this Section 8.4.  The Grantors’ obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

8.5.          Specific Performance of Certain Covenants.  Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(d), 4.1(e), 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.12, 4.13, 4.14, 4.15, 4.16, 5.3, or 8.7 or in Article VII will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Administrative Agent or the other Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Grantors.

8.6.          Dispositions Not Authorized.  No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1(d) and notwithstanding any course of dealing between any Grantor and the Administrative Agent or other conduct of the Administrative Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1(d)) shall be binding upon the Administrative Agent or the other Secured Parties unless such authorization is in writing signed by the Administrative Agent with the consent or at the direction of the Required Secured Parties.

8.7.        No Waiver; Amendments; Cumulative Remedies. No failure or delay by the Administrative Agent or any other Secured Party in exercising any right or power under this Security Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent and the other Secured Parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Security Agreement or consent to any departure by the Grantors therefrom shall in any event be effective unless in writing signed by the Administrative Agent with the concurrence or at the direction of the Lenders required under Section 9.02 of the Credit Agreement and then only to the extent in such writing specifically set forth.

8.8.          Limitation by Law; Severability of Provisions.  All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part.  Any provision in this Security Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

8.9.          Reinstatement.  This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof (including a payment effected through exercise of a right of setoff), is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), all as though such payment or performance had not been made.  In the event that any payment, or any part thereof (including a payment effected through exercise of a right of setoff), is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

8.10.       Benefit of Agreement.  The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Administrative Agent and the other Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Administrative Agent.  No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, hereunder.

8.11.         Survival of Representations.  All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

8.12.        Taxes and Expenses.  Any taxes (including income taxes) payable or ruled payable by Federal or State authority in respect of this Security Agreement shall be paid by the Grantors, together with interest and penalties, if any.  The Grantors shall reimburse the Administrative Agent for any and all out‑of‑pocket expenses and internal charges (including reasonable attorneys’, auditors’ and accountants’ fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Administrative Agent) paid or incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral).  Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

8.13.          Headings.  The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

8.14.          Termination.  This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (a) the Credit Agreement has terminated pursuant to its express terms and (b) all of the Secured Obligations have been Paid in Full.

8.15.         Entire Agreement.  This Security Agreement and the other Loan Documents embody the entire agreement and understanding between the Grantors and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Administrative Agent relating to the Collateral.

8.16.          CHOICE OF LAW.  THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

8.17.     CONSENT TO JURISDICTION.  EACH GRANTOR HEREBY IRREVOCABLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT AND EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION.  ANY JUDICIAL PROCEEDING BY ANY GRANTOR AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

8.18.         WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OR OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.19.       Indemnity.  Each Grantor hereby agrees to indemnify the Administrative Agent and the other Secured Parties, and their respective successors, assigns, officers, directors, advisors, agents and employees, from and against any and all liabilities, losses, claims (including intraparty claims), demands, damages, penalties, suits, fees, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent or any other Secured Party is a party thereto) imposed on, incurred by or asserted against the Administrative Agent or the other Secured Parties, or their respective successors, assigns, officers, directors, advisors, agents and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Administrative Agent or the other Secured Parties or any Grantor, and any claim for Patent, Trademark or Copyright infringement).

8.20.        Counterparts.  This Security Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement.  Subject to the terms of the Credit Agreement, delivery of an executed counterpart of a signature page of this Security Agreement that is an Electronic Signature (as defined in the Credit Agreement) transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Security Agreement.

8.21.       Lien Absolute.  All rights of the Administrative Agent hereunder, and all obligations of the Grantors hereunder, shall be absolute and unconditional irrespective of:

  (a)          any lack of validity or enforceability of the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

  (b)         any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

  (c)         any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

  (d)          the insolvency of any Person; or

  (e)          any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Grantor.

8.22.        Release.  Each Grantor consents and agrees that the Administrative Agent may at any time, or from time to time, in its discretion:

  (a)          renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Secured Obligations; and

  (b)       exchange, release and/or surrender all or any of the Collateral (including the Pledged Collateral), or any part thereof, by whomsoever deposited, which is now or may hereafter be held by the Administrative Agent in connection with all or any of the Secured Obligations; all in such manner and upon such terms as the Administrative Agent may deem proper, and without notice to or further assent from any Grantor, it being hereby agreed that each Grantor shall be and remain bound upon this Security Agreement, irrespective of the value or condition of any of the Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Secured Obligations may, at any time, exceed the aggregate principal amount thereof set forth in the Credit Agreement, or any other agreement governing any Secured Obligations.

8.23.        Additional Grantors.  Each of the undersigned hereby covenant and agree to cause each Person which becomes a Loan Party after the date hereof to promptly become a party hereto (as a Grantor) by executing and delivering a Security Agreement Supplement to the Administrative Agent.  Upon delivery of any Security Agreement Supplement to the Administrative Agent, notice of which is hereby waived by each Grantor, each Loan Party to Security Agreement Supplement shall be a Grantor and shall be as fully a party hereto as if such Loan Party were an original signatory hereto.  This Security Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

8.24.          Amendment and Restatement.

  (a)         Amendment and Restatement; No Novation.  On the date hereof, the Original Security Agreement shall be amended and restated in its entirety by this Agreement and (i) all references to the Original Security Agreement in any Loan Document other than this Agreement (including in any amendment, waiver or consent) shall be deemed to refer to the Original Security Agreement as amended and restated hereby, (ii) all references to any section (or subsection) of the Original Security Agreement in any Loan Document (but not herein) shall be amended to be, mutatis mutandis, references to the corresponding provisions of this Agreement and (iii) except as the context otherwise provides, all references to this Agreement herein (including for purposes of indemnification and reimbursement of fees) shall be deemed to be reference to the Original Security Agreement as amended and restated hereby.  This Agreement is not intended to constitute, and does not constitute, a novation of the obligations and liabilities under the Original Security Agreement or to evidence payment of all or any portion of such obligations and liabilities.

  (b)          Effect on Security Credit Agreement and on the Obligations.  On and after the date hereof, (i) the Original Security Agreement shall be of no further force and effect except as amended and restated hereby and except to evidence (A) the incurrence by any Grantor party thereto of the obligations of such Grantors thereunder, (B) the representations and warranties made by any Grantor prior to the date hereof and (C) any action or omission performed or required to be performed pursuant to such Original Security Agreement prior to the date hereof (including any failure, prior to the date hereof, to comply with the covenants contained in such Original Security Agreement) and (ii) the terms and conditions of this Agreement and the Lender’s rights and remedies under the Loan Documents shall apply to all obligations incurred under the Original Security Agreement

  (c)          No Implied Waivers.  Except as expressly provided in any Loan Document, this Agreement (x) shall not cure any breach of the Original Security Agreement or any “Event of Default” thereunder existing prior to the date hereof and (y) is limited as written and is not a consent to any other modification of any term or condition of any Loan Document, each of which shall remain in full force and effect.

  (d)          Reaffirmation of Liens.  Each of the Grantors reaffirms the Liens granted pursuant to the Original Security Agreement to the Lender, which Liens shall continue in full force and effect during the term of this Agreement and any renewals or extensions thereof and shall continue to secure the Obligations.

ARTICLE IX
NOTICES

 9.1.          Sending Notices.  Any notice required or permitted to be given under this Security Agreement shall be sent in accordance with Section 9.01 of the Credit Agreement.

 9.2.          Change in Address for Notices.  Each of the Grantors, the Administrative Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties.

ARTICLE X
THE ADMINISTRATIVE AGENT

JPMorgan Chase Bank, N.A. has been appointed Administrative Agent for the Secured Parties hereunder pursuant to Article VIII of the Credit Agreement.  It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Secured Parties to the Administrative Agent pursuant to the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article VIII.  Any successor Administrative Agent appointed pursuant to Article VIII of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the Grantors and the Administrative Agent have executed this Security Agreement as of the date first above written.

GRANTORS:

U.S. AUTO PARTS NETWORK, INC.,
a Delaware corporation

By	/s/ Ryan Lockwood
Name: Ryan Lockwood
Title: Chief Financial Officer

PARTSBIN, INC.,
a Delaware corporation

By	/s/ Ryan Lockwood
Name: Ryan Lockwood
Title: Treasurer

LOCAL BODY SHOPS, INC.,
a Delaware corporation

By	/s/ Ryan Lockwood
Name: Ryan Lockwood
Title: Treasurer

PRIVATE LABEL PARTS, INC.,
a Delaware corporation

By	/s/ Ryan Lockwood
Name: Ryan Lockwood
Title: Treasurer

WHITNEY AUTOMOTIVE GROUP, INC.,
a Delaware corporation

By	/s/ Ryan Lockwood
Name: Ryan Lockwood
Title: Treasurer

PARTSCO, LLC,
a Delaware limited liability company

By	/s/ Ryan Lockwood
Name: Ryan Lockwood
Title: Treasurer

[Signature Page to Amended and Restated Security Agreement]

LOBO MARKETING, INC.,
a Texas corporation

By	/s/ Ryan Lockwood
Name: Ryan Lockwood
Title: Treasurer

PACIFIC 3PL, INC.,
a Delaware corporation

By	/s/ Ryan Lockwood
Name: Ryan Lockwood
Title: Treasurer

GO FIDO, INC.,
a Delaware corporation

By	/s/ Ryan Lockwood
Name: Ryan Lockwood
Title: Treasurer

AUTOMOTIVE SPECIALTY ACCESSORIES AND PARTS, INC.,
a Delaware corporation

By	/s/ Ryan Lockwood
Name: Ryan Lockwood
Title: Treasurer

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By	/s/ Christy L. West
Name: Christy L. West
Title: Authorized Officer

Signature Page to Security Agreement